UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2851 West Kathleen Road Phoenix, Arizona	85053

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 602-504-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Acquisition of e-Transactions business line of Thales
On December 20, 2007, Hypercom Corporation (“Hypercom” or the “Company”), announced that it had delivered a binding offer (the “Offer”) to acquire the shares of Thales E-Transactions SA, Thales E-Transactions GmbH, Thales E-Transactions Ltd, and Thales E-Transactions España, each of which is a direct or indirect wholly owned subsidiary of Thales SA (the “Transaction”) and that it is working with Thales to finalize an agreement for the sale and purchase of those shares (“Purchase Agreement”), a draft of which was attached to the Offer.
Hypercom will pay $120 million, subject to certain adjustments, to acquire the business units, with a potential contingent payment (or “earn out”) of an additional $30 million based upon the combined companies’ performance in 2008. The closing of the Transaction, which is expected to occur near the end of the first quarter of 2008, is subject to customary closing conditions and approvals, including certain regulatory approvals.
Under the contemplated Purchase Agreement, the parties will agree to work together to secure anti-trust and other regulatory approvals. In addition, as required by French law, the proposed Transaction will be submitted to, and the companies will seek the opinion of, Thales’ respective Works Council employee representative bodies before entering into the Purchase Agreement.
The Offer will remain in effect until 5:00 p.m., Phoenix, Arizona time, February 28, 2008 (the “Offer Expiration Date”). In connection with the Offer, Hypercom has deposited with Thales an amount of $10 million (the “Deposit”). If Hypercom does not enter into the Purchase Agreement through no failure on the part of Thales to satisfy the Offer conditions, Thales is entitled to retain the Deposit, including interest accrued thereon, as its sole remedy. However, if Hypercom does not enter into the Purchase Agreement due to the failure of Thales to satisfy the Offer conditions, the Deposit, including interest accrued thereon, will be released by Thales to Hypercom on the Offer Expiration Date. Upon execution of the Purchase Agreement, the disposition of the Deposit will be governed by the terms thereof.
Concurrent with the Offer, Hypercom and Thales entered into an exclusivity agreement (the “Exclusivity Agreement”) pursuant to which each party and its respective affiliates agreed to refrain from entering into certain alternative transactions during the period commencing on December 20, 2007 and expiring the earlier of the execution and delivery of the Purchase Agreement by Thales or the Offer Expiration Date.
The forgoing description of the Offer and Exclusivity Agreement is qualified in its entirety by reference to the complete terms and conditions of the Offer and Exclusivity Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. The forgoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, which will be filed with Hypercom’s first periodic report due after the Purchase Agreement is signed by the parties.

Financing of the Transaction
On December 20, 2007, Hypercom entered into a commitment letter (the “Commitment Letter”) with Francisco Partners II, L.P. (“FP”) under which FP and/or certain of its affiliates have agreed to provide the entire principal amount of a $60 million senior credit facility to be used by Hypercom to fund a portion of the Transaction’s purchase price (the “Senior Credit Facility”). Under the terms of the Commitment Letter, upon closing of the Senior Credit Facility, FP would be granted a warrant to purchase approximately 10.5 million shares of Hypercom common stock at $5.00 per share.
Subject to the consummation of the Senior Credit Facility and upon issuance to FP of the warrant described above, FP will be entitled to have two director nominees appointed to the Hypercom Board of Directors. It is currently anticipated that such nominees will be Keith B. Geeslin, a partner of FP, and Jack J. McDonnell, Jr., founder of Transaction Network Services, Inc. (TNS), a global provider of data communications services to processors of credit/debit card and ATM transactions.
The forgoing description of the Commitment Letter is qualified in its entirety by reference to the complete terms and conditions of the Commitment Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
New Chief Executive Officer
On December 20, 2007, Hypercom announced the appointment of Philippe Tartavull, 50, as Chief Executive Officer and President of the Company, effective immediately. Mr. Tartavull joined Hypercom in February 2007, and had been serving as President and Chief Operating Officer. Mr. Tartavull served on the Hypercom Board of Directors from April 2006 to February 2007, when he resigned as a director effective with his agreement to become the Company’s President.
From 1998 until immediately prior to joining Hypercom, he had been President of Oberthur Card Systems USA, following a year as that company’s Chief Operating Officer. Mr. Tartavull earned a Masters in Business Administration from the Institut d’Administration des Enterprises, Sorbonne University, a Masters of Science in Engineering from Ecole Nationale Superieure des Pétroles et des Moteurs, and a Bachelor of Science in Engineering from the Centre d’Etudes Supérieures des Techniques Industrielles, all in Paris, France. He is also a graduate of the Executive Program at the University of California at Los Angeles’ Anderson School of Management.
In connection with his promotion to Chief Executive Officer, Mr. Tartavull’s existing employment agreement dated January 16, 2007 (the “Tartavull Employment Agreement”) was amended and restated in its entirety on December 20, 2007 (the “Tartavull Amendment”). Mr. Tartavull’s employment by the Company as CEO will be effective as of December 20, 2007 and will terminate on December 20, 2009 (the “Term”), unless renewed by the Company and Mr. Tartavull.
Under the Tartavull Amendment, Mr. Tartavull will receive an annualized base salary of $450,000. He will also be eligible for an annual bonus of up 150% of his annual base salary if the Company achieves the annual performance goals that are set by the Company’s Board of Directors. Further, in addition to prior grants of restricted stock and options awarded to Mr. Tartavull pursuant to, and which remain governed by, the terms of the Tartavull Employment Agreement, Mr. Tartavull will receive, effective January 15, 2008, options to purchase 300,000 shares of the Company’s common stock with a per share exercise price equal to the fair market value of the per share price of the common stock on that date. Such options will vest and be fully exercisable on the first anniversary of the date of grant with respect to 33.33% of the total number of shares subject to the options. The remaining 66.67% of the option will vest in equal monthly installments over a period of 24 months thereafter. The Company will provide Mr. Tartavull with housing reimbursement and travel expenses in connection with his business travel to the Company’s headquarters in Phoenix. He will also be eligible to participate in the Company’s benefit plans that are available to all of the Company’s employees.
In the event that Mr. Tartavull is terminated due to non-renewal of the Term, and, as a result, his employment with the Company terminates upon the expiration of the initial two year Term, then, in addition to the compensation due through the date of termination of employment, Mr. Tartavull will be entitled to immediate vesting of all in-the-money Company options (and such options will remain exercisable until their original expiration date). In the event that Mr. Tartavull is terminated without “cause” (as defined in the agreement) or resigns for “good reason” (as defined in the agreement), he will be entitled to receive an amount equal to the greater of (A) one year of base salary at the rate then in effect or (B) the aggregate amount of base salary at the rate then in effect that would be paid for the period from the date of his termination of employment to the end of the Term had he remained employed throughout such period.
The Tartavull Amendment also contains a change of control provision that states that if Mr. Tartavull resigns for good reason within one year following a change of control, he will receive:
(i)	an amount equal to the greater of (a) 18 months of base salary at the rate then in effect or (b) the aggregate amount of base salary at the rate then in effect that would be paid for the period from the date of his termination of employment to the end of the Term had he remained employed throughout such period;

(ii)	immediate vesting of all in-the-money Company options (and such options will remain exercisable until their original expiration date);

(iii)	payment of COBRA benefits for a period of 18 months; and

(iv)	reimbursement for relocation expenses, if applicable.
Pursuant to the Tartavull Employment Agreement, Mr. Tartavull previously entered into a

Hypercom Employee Confidentiality, Non-Solicitation & Non-Compete Agreement that, among other things, prohibits him from engaging in “Competitive Activity” for a period of up to 18 months after the termination of his employment by the Company.
The forgoing description of the Tartavull Amendment is qualified in its entirety by reference to the complete terms and conditions of the Tartavull Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated by reference herein.
New Chairman of the Board
On December 20, 2007, Hypercom announced the election of Norman Stout as Chairman of the Board of Directors of the Company, effective immediately. He replaces Daniel D. Diethelm, who remains an independent director of the Company. Mr. Stout has served as a director of the Company since April 2003 and, prior to his election as Board Chairman, served as Chairman of the Compensation Committee and as a member of the Audit Committee of the Board. Mr. Stout has resigned such committee positions concurrently with his election as Board Chairman.
Mr. Stout is Chief Executive Officer of Mitel US, the United States operating division of Mitel Networks Corp., and a member of the board of Mitel. He served as Chief Executive Officer and a member of the board of directors of Inter-Tel, Inc., a Phoenix-based business communications provider, from February 2006 to August 2007, when Inter-Tel was acquired by Mitel. Mr. Stout joined Inter-Tel in June 1998, and had also served as its Chief Strategy Officer and Chief Administrative Officer. He was also a member of Inter-Tel’s board of directors from 1994 to 1998. Mr. Stout is a Certified Public Accountant and received a Bachelor of Business Administration in accounting from Texas A&M University and a Masters in Business Administration from the University of Texas.
New Directors
On December 20, 2007, the Company announced the appointments of Philippe Tartavull and Johann J. Dreyer to the Hypercom Board of Directors, bringing the total number of directors to six. For biographical information regarding Mr. Tartavull, see “New Chief Executive Officer” above.
Johann J. Dreyer, 49, is President, CEO and Director of S1 Corporation. From 2005 to 2006, he served as President of that company’s Community Financial International Retail Banking and Global ATM/POS business. Mr. Dreyer was co-founder of Mosaic Software, a global software company specializing in payments systems purchased by S1 in November 2004. Before S1’s acquisition of Mosaic Software and from 2002, Mr. Dreyer served as Group Chief Executive Officer of Mosaic. Mr. Dreyer holds a Bachelor of Commerce Degree in Computer Science from the University of Stellenbosch in South Africa.
It is expected that Mr. Dryer will be appointed to serve on one or more of the Board’s committees in the near future; however, no such determination has been made at this time.

Item 8.01. Other Events.
On December 20, 2007, the Company issued a press release announcing the Transaction and the recent management and director changes, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Binding offer letter, dated December 20, 2007, from Hypercom Corporation to Thales SA.

10.2	Exclusivity letter agreement, dated December 20, 2007, by and between Thales SA and Hypercom Corporation.

10.3	Commitment letter agreement, dated December 20, 2007, by and between Francisco Partners II, L.P. and Hypercom Corporation.

10.4	Amendment to Employment Agreement, dated December 20, 2007, by and between Hypercom Corporation and Philippe Tartavull.

99.1	Press Release dated December 20, 2007.
Cautionary Statement Regarding Forward-looking Statements
This filing includes statements that may constitute forward-looking statements that the Company believes are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “estimate,” “will,” “project,” and other similar expressions identify forward-looking statements pertaining to, among other things, collaboration of the parties on consultation with works councils, receipt of anti-trust approvals, completion of the acquisition of shares of the Thales e-Transactions business units, and the statements regarding plans to enter into a Purchase Agreement, which are based on current expectations that are subject to risks and uncertainties. The Company’s actual results may differ materially from those set forth in its forward-looking statements. The Company refers you to documents it has filed with the Securities and Exchange Commission, specifically its most recent Annual Report on Form 10-K/A, as well as the Company’s subsequent reports on Forms 10-Q and 8-K, as may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the Company’s forward-looking statements. Other factors could also materially affect the Company’s actual results.

Without limitation of the foregoing, among the other important factors or risks that could cause the Company’s actual results to differ from those contained in its forward-looking statements are the failure or delay in obtaining the requisite regulatory and other approvals of the Transaction, adverse conditions contained in any required regulatory approvals, failure to consummate or a delay in consummating the Transaction for other reasons, failure to repay the borrowings under the Senior Credit Facility, changes in laws or regulations and other similar factors. Information included in this report is made as of the date hereof. The Company undertakes no obligation, and specifically disclaims any duty, to update its forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2007	Hypercom Corporation
	By:	/s/ Philippe Tartavull
		Name:	Philippe Tartavull
		Title:	Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Binding offer letter, dated December 20, 2007, from Hypercom Corporation to Thales SA.

10.2	Exclusivity letter agreement, dated December 20, 2007, by and between Thales SA and Hypercom Corporation.

10.3	Commitment letter agreement, dated December 20, 2007, by and between Francisco Partners II, L.P. and Hypercom Corporation.

10.4	Amendment to Employment Agreement, dated December 20, 2007, by and between Hypercom Corporation and Philippe Tartavull.

99.1	Press Release dated December 20, 2007.